UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 26, 2004

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)

250 Rittenhouse Circle
Bristol, PA 19007
(Address of principal executive offices)

(215) 785-4000
(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

On May 26, 2004, Jones Apparel Group, Inc. ("Jones") issued a press release announcing that MSC Acquisition Corp., an indirect wholly owned subsidiary of Jones, had increased the price of its cash tender offer for all of the outstanding shares of Class A Common Stock, together with the associated preferred stock purchase rights, of Maxwell Shoe Company Inc. to $22.50 per share in cash from $20.00 per share in cash.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7. Exhibits

99.1	Press Release of the Registrant dated May 26, 2004.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Operating and Financial Officer

 Date: May 26, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated May 26, 2004.

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